U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                  Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                        Date of Report:  April 9, 2003

                           ISA INTERNATIONALE, INC.
           (Exact name of registrant as specified in its charter)
                     Commission File Number:  001-16423

       Delaware                              41-1925647
(State of incorporation)               (IRS Employer Id. No.)

2560 Rice Street                          (651) 489-6941
St. Paul, MN 55113                (Registrant's telephone number)
(Mailing address of registrant)

224 No. Owasso Blvd.                      (651) 489-6941
Shoreview, MN 55126               (Registrant's telephone number)
(Former mailing address of registrant)

Item 4.01 Change in Registrant's Certifying Accountants
The company is pleased to announce the engagement of George Brenner, Certified Public Accountant, Los Angeles, CA, as their principal certifying accountant. The decision to accept the engagement of George Brenner, C.P.A. was approved by the Audit Committee of the Board of Directors on April 4, 2003. George Brenner will be performing the annual audit and review of ISA Internationale, Inc. financial statements for the three-month and year ending December 31, 2002.

Beckstead and Watts, LLP, the previous principal accounting firm, was only engaged to perform the review for the quarter ending September 30, 2002. The company filed a report on Form 8-K in November 2002 to announce the engagement of Beckstead and Watts, LLP.

Stirtz, Bernards, et al., P.A., a prior principal accounting firm for ISA Internationale, Inc., resigned on October 1, 2002 The Company filed two reports on Form 8-K in October 2002 to confirm changes in principal accountants.

The registrant believes that due to the facts stated above they are in compliance with reporting requirements. In connection with the audit of the fiscal year ended December 31, 2001, and the subsequent interim periods through April 9, 2003, there were no disagreements with the Company's principal accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The Company believes that during the most recent calendar year and through April 9, 2003, there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(V)).



Item 7. Exhibits
EXHIBIT 1.
(a)Name and address of certifying public accountant:
George Brenner, C.P.A.
10680 W. Pico Blvd, Suite 260
Los Angeles, CA 90064
Phone: (310) 202-6445   Fax: (310) 202-6494

(b)Name and address of former certifying public accountant:
Beckstead and Watts, LLP
3340 Wynn Road, Suite C
Las Vegas, NV 89102
Phone: (702) 257-1984   Fax: (702) 362-0540


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2003

ISA INTERNATIONALE, INC.

/s/ Bernard L. Brodkorb, Jr.
President, CEO, and CFO